UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 6, 2006 (January 1, 2006)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code:    (724) 837-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

Effective as of January 1, 2006, Allegheny Energy Service Corporation (“AESC”), a subsidiary of Allegheny Energy, Inc. (“AYE”), entered into (a) an Employment Agreement with Edward Dudzinski (the “Dudzinski Agreement”), (b) an Employment Agreement with John P. Campbell (the “Campbell Agreement”), and (c) an Amended and Restated Employment Agreement with Joseph H. Richardson (the “Richardson Agreement”), in each case on behalf of itself, AYE, their affiliates and subsidiaries and any of their successors or assigns (collectively, the “AE Companies”). Mr. Dudzinski is the Vice President, Human Resources of AYE. Mr. Campbell is the President of Allegheny Energy Supply, LLC, a subsidiary of AYE. Mr. Richardson is the President of AYE’s Allegheny Power division, including its regulated utility subsidiaries, Monongahela Power Company, The Potomac Edison Company and West Penn Power Company.

A. Dudzinski Agreement

The Dudzinski Agreement extends through August 9, 2009. The Dudzinski Agreement provides for a base salary of $300,000 per year, which may be increased, but not decreased, in the sole discretion of AYE’s Board of Directors. Mr. Dudzinski is eligible to receive annual incentive compensation under AYE’s Annual Incentive Plan, with a target bonus opportunity of 50% of his base salary and a maximum bonus opportunity of 100% of his base salary.

The Dudzinski Agreement replaces and supersedes a Letter Agreement, dated as of July 16, 2004 and Change in Control Agreement, dated as of August 2, 2004, between AESC and Mr. Dudzinski, pursuant to which Mr. Dudzinski was entitled to the same annual and bonus compensation as provided under the new Dudzinski Agreement. The Dudzinski Agreement acknowledges the August 2004 grant to Mr. Dudzinski, pursuant to the terms of his earlier Letter Agreement, of (a) options to purchase 125,000 shares of AYE’s common stock, par value $1.25 per share (the “Common Stock”), under AYE’s Long Term Incentive Plan (the “LTIP”) and (b) 25,000 stock units, each representing one share of Common Stock, under the AYE’s Stock Unit Plan (the “Stock Unit Plan”). One-fifth of the stock options and one-fifth of the stock units granted to Mr. Dudzinski vested on August 9, 2005, and the remaining options and units will vest in equal installments on each August 9 from 2006 through 2009, provided that Mr. Dudzinski is employed by the AE Companies on the applicable vesting dates and subject to the terms of the LTIP and the Stock Unit Plan. If a Change in Control (as defined in the Dudzinski Agreement) occurs, all of Mr. Dudzinski’s unvested stock options and stock units will immediately vest. The Dudzinski Agreement does not increase the equity compensation granted under Mr. Dudzinski’s former Letter Agreement but provides for certain vesting rights in connection with certain employment termination events that were not included in the former Letter Agreement.

Mr. Dudzinski will be eligible to participate in the Supplemental Executive Retirement Plan (the “SERP”), as well as in the other employee benefit and compensation plans maintained by the AE Companies. Solely for purposes of determining his eligibility for benefits under the SERP, Mr. Dudzinski will be credited with five additional years of service, and will be deemed to have reached the age of 55 on the date that his employment with the AE Companies ends for any reason.

Mr. Dudzinski is also entitled to a number of other customary benefits under the Dudzinski Agreement, including indemnification rights, vacation and reimbursement of reasonable and necessary business expenses.

The Dudzinski Agreement also clarifies and provides for certain severance benefits upon the termination of Mr. Dudzinski’s employment. If Mr. Dudzinski’s employment by AESC is terminated, he will be entitled to certain salary and benefit amounts that are accrued but unpaid at the time of the termination. In addition, if AESC terminates the Dudzinski Agreement other than for Cause (as defined in the Dudzinski Agreement) or if the Dudzinski Agreement terminates due to Mr. Dudzinski’s death or Disability (as defined in the Agreement), Mr. Dudzinski will be entitled to certain additional payments and benefits, including the vesting of his unvested stock options, stock units and other equity compensation grants. The amount of severance and the other benefits to which Mr. Dudzinksi is entitled in connection with the termination of his employment, and the amount of time following his termination that his stock options will remain exercisable, varies depending upon whether (a) the Dudzinski Agreement is terminated due to Mr. Dudzinski’s death or Disability or by AESC and (b) in the case of termination other than for Cause or termination for Good Reason (as defined in the Dudzinski Agreement), the termination occurs following or in anticipation of a Change in Control. The severance and other benefits to which Mr. Dudzinski is entitled in each of these circumstances are more fully described in the Dudzniski Agreement.

The Dudzinski Agreement subjects Mr. Dudzinski to a non-competition obligation that extends for one year following the termination of his employment and customary confidentiality obligations.

The Dudzinski Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

B. Campbell Agreement

The Campbell Agreement extends through July 13, 2009. The Campbell Agreement provides for a base salary of $300,000 per year, which may be increased, but not decreased, in the sole discretion of AYE’s Board of Directors. Mr. Campbell is eligible to receive annual incentive compensation under AYE’s Annual Incentive Plan, with a target bonus opportunity of 50% of his base salary and a maximum bonus opportunity of 100% of his base salary.

The Campbell Agreement replaces and supersedes a Letter Agreement, dated July 7, 2004, and Change in Control Agreement, dated as of July 12, 2004, between AESC and Mr. Campbell, pursuant to which Mr. Campbell was entitled to the same annual and bonus compensation as provided under the new Campbell Agreement. The Campbell Agreement acknowledges the July 2004 grant to Mr. Campbell, pursuant to the terms of his earlier Letter Agreement, of (a) options to purchase 150,000 shares of Common Stock under the LTIP and (b) 25,000 stock units, each representing one share of Common Stock, under the Stock Unit Plan. One-fifth of the stock options and one-fifth of the stock units granted to Mr. Campbell vested on July 12, 2005, and the remaining options and units will vest in equal installments on each July 12 from 2006 through 2009, provided that Mr. Campbell is employed by the AE Companies on the applicable vesting dates and subject to the terms of the LTIP and the Stock Unit Plan. If a Change in Control (as defined in the Campbell Agreement) occurs, all of Mr. Campbell’s unvested stock options and stock units will immediately vest. The Campbell Agreement does not increase the equity compensation granted under Mr. Campbell’s former Letter Agreement and provides for certain vesting rights in connection with certain employment termination events that were not included in the former Letter Agreement.

Mr. Campbell will be eligible to participate in the SERP, as well as in the other employee benefit and compensation plans maintained by the AE Companies. Solely for purposes of determining his eligibility for benefits under the SERP, Mr. Campbell will be credited with five additional years of service, and will be deemed to have reached the age of 55 on the date that his employment with the AE Companies ends for any reason.

Mr. Campbell is also entitled to a number of other customary benefits under the Campbell Agreement, including indemnification rights, vacation and reimbursement of reasonable and necessary business expenses.

The Campbell Agreement also clarifies and provides for certain severance benefits upon the termination of Mr. Campbell’s employment. If Mr. Campbell’s employment by AESC is terminated, he will be entitled to certain salary and benefit amounts that are accrued but unpaid at the time of the termination. In addition, if AESC terminates the Campbell Agreement other than for Cause (as defined in the Campbell Agreement) or if the Campbell Agreement terminates due to Mr. Campbell’s death or Disability (as defined in the Campbell Agreement), Mr. Campbell will be entitled to certain additional payments and benefits, including vesting of his unvested stock options, stock units and other equity compensation grants. The amount of severance and the other benefits to which Mr. Campbell is entitled in connection with the termination of his employment, and the amount of time following his termination that his stock options will remain exercisable, varies depending upon whether (a) the Campbell Agreement is terminated due to Mr. Campbell’s death or Disability or by AESC other than for Cause and (b) in the case of termination other than for Cause or termination for Good Reason (as defined in the Campbell Agreement), the termination occurs following or in anticipation of a Change in Control. The severance and other benefits to which Mr. Campbell is entitled in each of these circumstances are more fully described in the Campbell Agreement.

The Campbell Agreement subjects Mr. Campbell to a non-competition obligation that extends for one year following the termination of his employment and customary confidentiality obligations.

The Campbell Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

C. Richardson Agreement

The Richardson Agreement amends and restates AESC’s prior employment agreement with Mr. Richardson, principally to clarify the definition of the term “Cause” and to extend the term of the agreement for an additional two years, to August 25, 2008, in addition to other minor amendments. The Richardson Agreement makes no significant change to Mr. Richardson’s existing compensation arrangement or other benefits. The Richardson Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.1

Employment Agreement, dated January 1, 2006, between Allegheny Energy Service Corporation, by itself and as agent for its parent, Allegheny Energy, Inc., their affiliates and subsidiaries, and any successors or assigns of any of the foregoing, and Edward Dudzinski.

10.2

Employment Agreement, dated January 1, 2006, between Allegheny Energy Service Corporation, by itself and as agent for its parent, Allegheny Energy, Inc., their affiliates and subsidiaries, and any successors or assigns of any of the foregoing, and John Campbell.

10.2

Amended and Restated Employment Agreement, dated January 1, 2006, between Allegheny Energy Service Corporation, by itself and as agent for its parent, Allegheny Energy, Inc., their affiliates and subsidiaries, and any successors or assigns of any of the foregoing, and Joseph H. Richardson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
Dated: January 6, 2005	By:	/s/ Jeffrey D. Serkes
	Name:	Jeffrey D. Serkes
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

10.1

Employment Agreement, dated January 1, 2006, between Allegheny Energy Service Corporation, by itself and as agent for its parent, Allegheny Energy, Inc., their affiliates and subsidiaries, and any successors or assigns of any of the foregoing, and Edward Dudzinski.

10.3

Employment Agreement, dated January 1, 2006, between Allegheny Energy Service Corporation, by itself and as agent for its parent, Allegheny Energy, Inc., their affiliates and subsidiaries, and any successors or assigns of any of the foregoing, and John Campbell.

10.2

Amended and Restated Employment Agreement, dated January 1, 2006, between Allegheny Energy Service Corporation, by itself and as agent for its parent, Allegheny Energy, Inc., their affiliates and subsidiaries, and any successors or assigns of any of the foregoing, and Joseph H. Richardson.